UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 21, 2016

Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Trustmark Corporation (“Trustmark”) is filing this Current Report on Form 8-K for the purpose of updating  the description of its common stock and certain material provisions of its Restated Articles of Incorporation (the  “Articles”) related to the common stock to reflect amendments to the Articles approved at Trustmark’s Annual Meeting of Shareholders, held on April 26, 2016.

In accordance with the interpretation of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Division”) set forth in Question 126.23 of the Division’s Securities Act Forms Compliance and Disclosure Interpretations, Trustmark will incorporate by reference the Description of Common Stock and certain material provisions of the Articles set forth below into its Registration Statement on Form S-8 relating to its 2005 Stock and Incentive Compensation Plan filed under the Securities Act of 1933 (Registration No. 333-124772, effective May 10, 2005) pursuant to Item 3 thereof,  in lieu of incorporation by reference of the Description of Common Stock contained in Trustmark’s Registration Statement on Form S-3ASR (Registration No. 333-163403, effective Nov. 30, 2009) filed under the Securities Act of 1933.

Description of Common Stock

The following description summarizes the terms of our common stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of Mississippi law, including the Mississippi Business Corporation Act, our articles of incorporation, as amended, and our bylaws. Our articles of incorporation and bylaws are incorporated by reference as exhibits to our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2016.

We have authorized 250,000,000 shares of common stock, no par value. The common stock is listed on the NASDAQ Global Select Market. Its symbol is “TRMK.”

 Dividend Rights

Subject to applicable law and any preference rights of holders of our preferred stock that we may issue in the future, holders of outstanding shares of our common stock are entitled to receive such dividends, if any, as may be declared by our Board of Directors, in its discretion, out of funds legally available therefore.

 Voting Rights

Holders of common stock are entitled to one vote per share on all matters to be voted on by our shareholders, including the election of directors, and do not have cumulative voting rights. Under the Mississippi Business Corporation Act, an affirmative vote of the majority of the shareholders present at a meeting is sufficient in order to take most shareholder actions. Certain extraordinary actions, such as mergers and share exchanges, require the affirmative vote of a majority of the shares entitled to vote.

Liquidation Rights

In the event of the liquidation of Trustmark, the holders of common stock are entitled to receive pro rata any assets distributed to shareholders with respect to their shares, after payment of all debts and payments to holders of our preferred stock, if any.

Other Provisions

Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no sinking fund provisions applicable to our common stock.

Anti-Takeover Provisions Under Our Articles and Bylaws

Our articles of incorporation and bylaws contain provisions that may delay, deter or inhibit a future acquisition of us not approved by our Board of Directors. Such a result could occur even if our shareholders are offered an attractive value for their shares or even if a majority of our shareholders believe the takeover is in their best interest.

For example, our articles authorize our Board of Directors to issue a series of preferred stock without any further approval from our shareholders, with the designations, preferences and relative rights, qualifications, limitations or restrictions, as the Board of Directors determines in its discretion.

Our bylaws include restrictions on the ability of a shareholder to call a special shareholder meeting and also establish advance notice procedures for the nomination of candidates for election to the Board of Directors by persons other than the Board of Directors and require that such a shareholder provide detailed information about the nominee and satisfy certain other conditions.

These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions are intended to encourage any person interested in acquiring us to negotiate with and obtain the approval of our Board of Directors in connection with any such transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	July 21, 2016